Filed Pursuant to Rule 433
Registration Statement No. 333-213509
Pricing Term Sheet Supplement

BRUNSWICK CORPORATION

Pricing Term Sheet Supplement

$115,000,000 6.625% Notes due 2049

Update to CUSIP / ISIN

Brunswick Corporation’s previously filed Pricing Term Sheet (the “Term Sheet”), dated November 26, 2018 (SEC Accession No. 000114036118043676), contained an inaccurate CUSIP / ISIN number for the 6.625% Notes due 2049.  The updated CUSIP / ISIN number is set forth below.  This supplement should be read together with the Term Sheet.

CUSIP / ISIN:	117043 505 / US1170435051

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC collect at 1-866-718-1649, or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, or by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751.